UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 19, 2007

                       THE MANAGEMENT NETWORK GROUP, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                        0-27617               48-1129619
          -----------                    ----------             -------------

(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

           7300 College Boulevard, Suite 302, Overland Park, KS 66210

                 (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code        (913) 345-9315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 4.02      Non-Reliance  on  Previously  Issued  Financial  Statements  or a
               Related Audit Report or Completed Interim Review

     As previously disclosed, a special committee of the Company's Board of Directors, together with its independent legal counsel and accountants, is conducting a review of the Company's historical practices regarding its stock option programs and related accounting. Although the review is not yet complete, based on the special committee's review to date, management and the audit committee of the Board of Directors have reached a preliminary conclusion that the appropriate measurement dates for financial accounting purposes of certain stock option grants differ from the recorded grant dates of those awards. The evaluation of the accounting impact resulting from the change in measurement dates for these stock option grants is still ongoing. However, in light of these preliminary findings, management has concluded, and the audit committee of the Company's Board of Directors has agreed, that the Company may need to restate its historical financial statements to record additional non-cash charges for compensation expense relating to past stock option grants. The Company has not yet completed its assessment of materiality for each prior period, nor has it determined the full amount of any such charges, the resulting tax and accounting impact, or which periods may require restatement. Stock-based compensation charges may have the effect of increasing loss from operations and increasing net loss and net loss per share (basic and diluted) in the affected financial statements. The Company does not expect any such restatement would have any impact on its previously reported revenues.

     Accordingly, on January 19, 2007, management of the Company concluded, and the audit committee of the Company's Board of Directors agreed, that the Company's financial statements and the related reports or interim reviews of the Company's independent registered public accounting firm and all earnings press releases and similar communications issued by the Company relating to the periods 1999 through 2005 and the first and second quarter of 2006 should no longer be relied upon.

     The impact of this matter on the Company's internal control over financial reporting and disclosure controls and procedures is being evaluated by the Company.

     Because the special committee's review and any additional reviews by management have not been completed, it is possible that additional issues may be identified.

     The Company's management and the audit committee of the Company's Board of Directors have discussed the matters described in this report with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

Cautionary note regarding forward-looking statements

     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained in this report regarding the special committee's review, the possible restatement of the Company's financial statements, the potential impact of any such restatement, the identification of potential accounting errors or corrections, and/or recommendations of the special committee or measures adopted by management are subject to the special committee's review and other known and unknown risks,


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uncertainties  and  contingencies.  Factors  that might affect  actual  results, performance or achievements include, among other things, the outcome, timing and impact of the special committee's review and the other matters discussed in this report, the conclusions of the special committee resulting from that review, any adverse tax or accounting adjustments resulting from that review and any restatement of the Company's financial statements. In addition to the matters described in this report, risks and uncertainties are described from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE MANAGEMENT NETWORK GROUP, INC.
                                                           (Registrant)

Date:  January 19, 2007          By: /s/ Donald E. Klumb
                                     ------------------------------------------
                                     Donald E. Klumb
                                     Vice President and Chief Financial Officer